Exhibit 1.10


                   NATIONAL FUEL GAS DISTRIBUTION CORPORATION
                                INCOME STATEMENT
                    FOR THE TWELVE MONTHS ENDED JUNE 30, 2002


Utility Operating Income
------------------------
Operating Revenues (400)                                                     $798,376,710
------------------------                                                     ------------

Operating Expenses
------------------
   Operation Expenses (401)                                                   584,621,469
   Maintenance Expenses (402)                                                  12,713,820
   Depreciation Expense (403)                                                  37,232,261
   Taxes Other Than Income Taxes (408.1)                                       48,118,826
   Income Taxes - Federal (409.1)                                              10,178,924
                - Other (409.1)                                                 2,530,161
   Provision for Deferred Income Taxes (410.1)                                 63,031,019
   (Less) Provision for Deferred Income Taxes - Cr. (411.1)                   (40,792,724)
                                                                             ------------
        Total Utility Operating Expenses                                      717,633,756
                                                                             ------------

        Net Utility Operating Income                                           80,742,954
                                                                             ------------

Other Income
------------
   Nonutility Operating Income
      Revenues From Merchandising, Jobbing and Contract Work (415)                 70,843
      (Less) Costs and Exp. of Merchandising, Job. & Contract Work (416)         (230,403)
      Nonoperating Rental Income (418)                                              3,500
   Interest and Dividend Income (419)                                           1,831,937
   Allowance for Other Funds Used During Construction (419.1)                     148,744
   Miscellaneous Nonoperating Income (421)                                         29,908
                                                                             ------------
        Total Other Income                                                      1,854,529
                                                                             ------------

Other Income Deductions
-----------------------
   Loss on Disposition of Property (421.2)                                         35,082
   Miscellaneous Income Deductions (426.1 - 426.5)                                706,707
                                                                             ------------
        Total Other Income Deductions                                             741,789
                                                                             ------------

Taxes - Other Income and Deductions
-----------------------------------
   Income Taxes - Federal (409.2)                                                (935,612)
   Income Taxes - Other (409.2)                                                    (7,777)
   (Less) Investment Tax Credits (420)                                           (324,476)
                                                                             ------------
        Total Taxes - Other Income and Deductions                              (1,267,865)
                                                                             ------------

        Net Other Income and Deductions                                         2,380,605
                                                                             ------------

Interest Charges
----------------
   Amortization of Loss on Reaquired Debt (428.1)                               1,495,443
   Interest on Debt to Associated Companies (430)                              23,850,448
   Other Interest Expense (431)                                                 3,590,023
   (Less) Allowance for Borrowed Funds Used During Construction (432)            (151,621)
                                                                             ------------
        Total Interest Charges                                                 28,784,293
                                                                             ------------

Net Income                                                                    $54,339,266
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